Exhibit 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. § 1350, I, Robert F. O’Donnell, President and Chief Executive Officer of Pruco Life Insurance Company of New Jersey (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 12, 2015

/s/ Robert F. O’Donnell
Robert F. O’Donnell
President and Chief Executive Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.